SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2018
VARIAN MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware	1-7598	94-2359345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Hansen Way, Palo Alto, CA 94304-1030
(Address of principal executive offices, including zip code)
(650) 493-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2018, Varian Medical Systems, Inc. (the “Company”) announced it has appointed Kolleen T. Kennedy, formerly president of Varian Oncology Systems (“VOS”) to a new role as president of the Proton Solutions division and chief growth officer. Chris Toth, formerly president of Global Commercial & Field Operations, will succeed Kennedy as the new president of VOS. Both executives will report directly to Dow Wilson, Varian’s president and chief executive officer and both changes are effective immediately. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release, dated October 3, 2018, announcing appointment of new division presidents.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and
Corporate Secretary

Dated: October 3, 2018